Exhibit 99.1

THE REALREAL ANNOUNCES THIRD QUARTER 2020 RESULTS

Q3 GMV Growth Improved 17% Q/Q;  Decreased 3% Y/Y to $245.4 million

Q3 Total Revenue Improved 16% Q/Q; Decreased 4% Y/Y to $78.1 million

Q3 Gross Profit Improved 18% Q/Q; Decreased 5% Y/Y to $49.8 million

SAN FRANCISCO, Nov. 9, 2020 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, consigned luxury goods—today reported financial results for its third quarter ended Sept. 30, 2020.

“Improving trends in New York City and Los Angeles, momentum with virtual appointments and continued strength in the The RealReal B2B vendor program improved our ability to source supply in Q3 and contributed to improving quarter over quarter GMV trends. We were pleased with our GMV performance in Q3 despite the difficult Y/Y comparison and continued COVID headwinds,” said Julie Wainwright, CEO of The RealReal.

Supply trends improved significantly quarter over quarter. Total supply units shipped to our e-commerce facilities improved approximately 32% Q/Q and increased 3% Y/Y in Q3.  Excluding NYC and Los Angeles, Q3 supply units shipped increased 7% Y/Y.

On the demand side, traffic trends remained healthy in Q3 with sessions up 18% Y/Y, and the company’s four day sell-through continued to trend at pre-COVID levels, which demonstrates that supply continues to sell quickly.

On National Consignment Day Oct. 5, the company announced its partnership with Gucci to launch an online shop featuring pre-loved Gucci items and promote circularity for luxury fashion. “Together we’re shining a global spotlight on resale that we hope will encourage all consumers to support the circular economy and join us in reducing fashion’s carbon footprint,” commented Wainwright. The partnership marks multiple significant firsts -- it’s the first collaboration with a brand on a dedicated shop on The RealReal.com and the first time a brand partnership has included an incentive to buy resale. The partnership is also grounded in sustainability.

“We are laser focused on making the operational changes and strategic investments that will position us to emerge from COVID a stronger, more agile company prepared to capitalize on the significant luxury resale market opportunity in front of us,” continued Wainwright.

Third Quarter Financial Highlights

●	Gross Merchandise Volume (GMV) was $245.4 million, a 17% Q/Q improvement and a 3% Y/Y decrease.
●	Total Revenue was $78.1 million, a 16% Q/Q improvement and a 4% Y/Y decrease.
●	Consignment and Service Revenue was $64.4 million, a 15% Q/Q improvement and a 7% Y/Y decrease.
●	Direct Revenue was $13.6 million, a 25% Q/Q and 11% Y/Y increase.
●	Gross Profit was $49.8 million, a 18% Q/Q improvement and a 5% Y/Y decrease.
●	Net Loss was ($43.3 million).
●	Adjusted EBITDA was ($29.0) million or (37.2%) of total revenue.

●

Adjusted EBITDA includes $2.2 million of COVID related expenses such as higher payroll expenses, personal protective equipment, deep cleanings, medical personnel at our facilities, transportation services, etc.

●	GAAP basic and diluted net loss per share was ($0.49).
●	Non-GAAP basic and diluted net loss per share was ($0.41).
●	At the end of the third quarter, cash, cash equivalents and short-term investments totaled $395.2 million.

Other Third Quarter Financial Highlights and Key Operating Metrics

●	Trailing 12 months active buyers reached 617,269 an increase of 14% Y/Y.
●	Orders reached 550,084, a 9% Q/Q improvement and a 5% Y/Y decrease.
●	Average Order Value was $446, an increase of 2% Y/Y.
●

Consignment Take Rate decreased 140bps Y/Y to 35.4% reflecting strong performance on a relative basis from lower-take-rate categories (such as handbags, jewelry and sneakers) and a higher mix of consignors earning higher commissions.

●	GMV from repeat buyers was 82.9% compared to 81.8% in the third quarter of 2019.
●	Since inception through Sept. 30, consignment with The RealReal saved 16,105 metric tons of carbon and 756 million liters of water.

Financial Outlook

Given limited near-term visibility, the company elects to not provide a financial outlook.

Webcast and Conference Call

The RealReal will post a stockholder letter on its investor relations website at https://investor.therealreal.com/financial-information/quarterly-results in lieu of a live presentation and host a conference call at 2 p.m. PST to answer questions regarding its third quarter 2020 financial results, the stockholder letter and the supporting slides. Investors and analysts can access the call by dialing (866) 996-5385 in the U.S. or (270) 215-9574 internationally. The passcode for the call is 2136043. The call will also be available via live webcast at https://investor.therealreal.com along with the stockholder letter and the supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at https://investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have 150+ in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by hundreds of brands, from Gucci to Cartier, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service, virtual appointments and direct shipping for individual consignors and estates. At our stores in Chicago, Los Angeles, New York City and San Francisco, customers can shop, consign, and meet with our experts. At our 10 Luxury Consignment Offices, five of which are in our retail stores, our expert staff provides free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including the amounts of our operating expense and capital expenditure investments or reductions and our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic and the recent social unrest. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic and the recent social unrest on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, and certain one-time expenses. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash used in operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.

Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Consignment and service revenue	$64,407	$69,245	$176,570	$184,890
Direct revenue	13,645	12,271	37,111	39,417
Total revenue	78,052	81,516	213,681	224,307
Cost of revenue:
Cost of consignment and service revenue	16,304	19,446	47,253	52,592
Cost of direct revenue	11,964	9,842	31,678	31,056
Total cost of revenue	28,268	29,288	78,931	83,648
Gross profit	49,784	52,228	134,750	140,659
Operating expenses:
Marketing	15,186	13,390	37,747	36,838
Operations and technology	40,578	37,407	117,858	103,271
Selling, general and administrative	35,384	28,436	103,047	76,110
Total operating expenses (1)	91,148	79,233	258,652	216,219
Loss from operations	(41,364)	(27,005)	(123,902)	(75,560)
Interest income	448	1,902	2,350	2,918
Interest expense	(2,406)	(60)	(2,810)	(572)
Other income (expense), net	—	(119)	(89)	(2,106)
Loss before provision for income taxes	(43,322)	(25,282)	(124,451)	(75,320)
Provision (benefit) for income taxes	(17)	(8)	38	51
Net loss	$(43,305)	$(25,274)	$(124,489)	$(75,371)
Accretion of redeemable convertible preferred stock to redemption value	$—	$—	$—	$(3,355)
Net loss attributable to common stockholders	$(43,305)	$(25,274)	$(124,489)	$(78,726)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.30)	$(1.43)	$(2.28)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	87,869,321	84,634,956	87,176,677	34,556,485

(1) Includes stock-based compensation as follows:
Marketing	$705	$145	$1,228	$287
Operating and technology	2,892	1,098	7,222	2,064
Selling, general and administrative (2)	3,775	1,277	8,461	3,384
Total	$7,372	$2,520	$16,911	$5,735

(2) Includes compensation expense related to stock sales by current and former employees in March 2019.

THE REALREAL, INC.

Condensed Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$343,092	$154,446
Short-term investments	52,156	208,811
Accounts receivable	4,559	7,779
Inventory, net	19,236	23,599
Prepaid expenses and other current assets	18,255	13,804
Total current assets	437,298	408,439
Property and equipment, net	61,944	55,831
Operating lease right-of-use assets	115,013	—
Other assets	2,020	2,660
Total assets	$616,275	$466,930
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,410	$11,159
Accrued consignor payable	44,490	52,820
Operating lease liabilities, current portion	15,263	—
Other accrued and current liabilities	55,767	54,567
Total current liabilities	120,930	118,546
Operating lease liabilities, net of current portion	111,680	—
Convertible senior notes, net	148,057	—
Other noncurrent liabilities	1,300	9,456
Total liabilities	381,967	128,002
Stockholders’ equity:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 88,532,457 and 85,872,320 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	713,195	693,426
Accumulated other comprehensive income	107	7
Accumulated deficit	(478,995)	(354,506)
Total stockholders’ equity	234,308	338,928
Total liabilities and stockholders’ equity	$616,275	$466,930

THE REALREAL, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(124,489)	$(75,371)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	13,673	9,537
Stock-based compensation expense	16,911	4,916
Reduction of operating lease right-of-use assets	12,003	—
Bad debt expense	661	1,208
Compensation expense related to stock sales by current and former employees	—	819
Change in fair value of convertible preferred stock warrant liability	—	2,100
Accretion of unconditional endowment grant liability	39	70
Accretion of debt discounts and issuance costs	1,268	11
Amortization of premiums (discounts) on short-term investments	(114)	38
Changes in operating assets and liabilities:
Accounts receivable	2,559	(2,572)
Inventory, net	4,363	(3,491)
Prepaid expenses and other current assets	(4,626)	(3,375)
Other assets	578	136
Operating lease liability	(8,710)	—
Accounts payable	(4,164)	1,394
Accrued consignor payable	(8,330)	4,611
Other accrued and current liabilities	2,511	494
Other noncurrent liabilities	(150)	1,356
Net cash used in operating activities	(96,017)	(58,119)
Cash flow from investing activities:
Purchases of short-term investments	(73,280)	(12,169)
Proceeds from maturities of short-term investments	222,217	33,998
Proceeds from sale of short-term investments	7,932	—
Capitalized proprietary software development costs	(6,640)	(6,670)
Purchases of property and equipment	(15,685)	(16,111)
Net cash provided by (used in) investing activities	134,544	(952)
Cash flow from financing activities:
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	315,486
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	43,492
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	26,283
Proceeds from issuance of convertible senior notes, net of issuance costs	166,278	—
Purchase of capped calls	(22,546)	—
Proceeds from exercise of stock options and common stock warrants	7,135	2,448
Taxes paid related to restricted stock vesting	(748)	(20)
Repayment of debt	—	(9,250)
Net cash provided by financing activities	150,119	378,439
Net increase in cash, cash equivalents and restricted cash	188,646	319,368
Cash, cash equivalents, and restricted cash
Beginning of period	154,446	45,627
End of period	$343,092	$364,995

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA Reconciliation:
Net loss	$(43,305)	$(25,274)	$(124,489)	$(75,371)
Depreciation and amortization	4,917	3,545	13,673	9,537
Stock-based compensation	7,372	2,520	16,911	4,916
Legal settlement	—	—	1,110	—
Restructuring charges	72	—	514	—
Compensation expense related to stock sales by current and former employees	—	—	—	819
Interest income	(448)	(1,902)	(2,350)	(2,918)
Interest expense	2,406	60	2,810	572
Other (income) expense, net	—	119	89	2,106
Provision for income taxes	(17)	(8)	38	51
Adjusted EBITDA	$(29,003)	$(20,940)	$(91,694)	$(60,288)

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(43,305)	$(25,274)	$(124,489)	$(75,371)
Stock-based compensation	7,372	2,520	16,911	4,916
Compensation expense related to stock sales by current and former employees	—	—	—	819
Accretion of redeemable convertible preferred stock	—	—	—	(3,355)
Remeasurement of preferred stock warrant liability	—	—	—	2,100
Legal settlement	—	—	1,110	—
Restructuring charges	72	—	514	—
Provision for income taxes	(17)	(8)	38	51
Non-GAAP net loss attributable to common stockholders	$(35,878)	$(22,762)	$(105,916)	$(70,840)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	87,869,321	84,634,956	87,176,677	34,556,485
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.41)	$(0.27)	$(1.21)	$(2.05)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash used in operating activities	$(9,436)	$(11,945)	$(96,017)	$(58,119)
Purchase of property and equipment and capitalized proprietary software development costs	(7,685)	(8,852)	(22,325)	(22,781)
Free Cash Flow	$(17,121)	$(20,797)	$(118,342)	$(80,900)

Key Financial and Operating Metrics:

	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
	(In thousands, except AOV and percentages)
GMV	$224,116	$228,487	$252,766	$302,975	$257,606	$182,771	$245,355
NMV	$160,538	$164,782	$186,617	$219,508	$184,625	$139,797	$189,059
Consignment and Services Revenue	$55,575	$60,070	$69,245	$82,522	$65,297	$46,866	$64,407
Direct Revenue	$15,007	$12,139	$12,271	$11,209	$12,942	$10,523	$13,645
Number of Orders	498	505	577	637	574	438	550
Take Rate	35.3%	36.6%	36.8%	36.2%	36.2%	36.0%	35.4%
Active Buyers	456	492	543	582	602	612	617
AOV	$450	$453	$438	$476	$449	$417	$446
% of GMV from Repeat Buyers	82.4%	83.1%	81.8%	82.9%	84.4%	82.3%	82.9%